UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

___________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2013

ALBANY MOLECULAR RESEARCH, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-35622	14-1742717
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26 Corporate Circle Albany, NY	12212
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (518) 512-2000

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below) :

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Albany Molecular Research, Inc. (“AMRI”) has been informed by its license partner, Bristol-Myers Squibb (“BMS”), of its decision to terminate development of BMS-820836, an investigational triple reuptake inhibitor in phase II clinical development for Treatment Resistant Depression (TRD). This decision is being announced today to the various clinical investigators who had enrolled patients in phase II studies. A third ongoing safety study is being discontinued. According to BMS, this decision was made based on the drug’s failure to achieve the primary endpoint in two phase IIb studies – superiority over duloxetine (an SNRI) or escitalopram (an SSRI) in patients with TRD. AMRI has learned that BMS intends to share further data from the two phase IIb studies at an appropriate scientific forum and/or in a scientific publication at a future date. The 2005 License and Research Agreement between AMRI and BMS (the “License Agreement”) has been a source of past revenue for AMRI, providing for payments for research services and milestones earned on specific compounds. This decision by BMS regarding BMS-820836 will have no impact on AMRI’s financial guidance or forecasts, including, the Company’s financial guidance for the third quarter and full year 2013 which was recently updated in the Company’s press release and conference call on August 6, 2013. AMRI expects to have continued discussions with BMS regarding their plans for other development compounds and leads previously identified for potential development against TRD or other CNS indications.

This information is being furnished pursuant to Item 8.01 of Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

AMRI Forward-Looking Statement

Statements in this Form 8-K that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. These statements may be identified by forward-looking words such as “may,” “could,” “should,” “would,” “will,” “intend,” “expect,” “anticipate,” “believe” and “continue” or similar words. Readers should not place undue reliance on our forward-looking statements. The Company's actual results may differ materially from such forward-looking statements as a result of numerous factors, some of which the Company may not be able to predict and may not be within the Company's control. Factors that could cause such differences include, but are not limited to (a) the results of further clinical trials that are proceeding on other AMRI compounds licensed to BMS; and (b) the potential other applications for BMS-820836 and (c) the further discussions regarding the further activities of other AMRI compounds licensed to BMS and covered by the 2005 License and Research Agreement, as well as those factors discussed in the Company's Annual Report on Form 10-K for the year ended December 31, 2012 as filed with the Securities and Exchange Commission on March 18, 2013 and the Company's other SEC filings. The Company does not undertake any duty to and does not intend to update any forward-looking statements contained in this press release after the date of this press release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 12, 2013	ALBANY MOLECULAR RESEARCH, INC.

	By:	/s/ Michael M. Nolan
		Name:	Michael M. Nolan
		Title:	Vice President, Chief Financial Officer and Treasurer